Exhibit 99

Convergys News Release

Convergys Reports Second Quarter Results

(Cincinnati; August 1, 2011) — Convergys Corporation (NYSE: CVG), a global leader in relationship management, today announced its financial results for the second quarter of 2011.

Second Quarter Summary

•	Revenue of $552 million, up 4 percent compared with prior year;

•	EBITDA of $72 million, up 8 percent compared with prior year adjusted EBITDA;

•	GAAP diluted EPS from continuing operations of $0.26;

•	Free cash flow of $48 million;

•	$320 million Cellular Partnerships sale agreement; estimated net $265 million after tax cash proceeds, approximate $170 million impact on net income in third quarter;

•	Repurchased 1.5 million shares at average price of $13.14 per share;

•	Raising revenue and earnings expectations for the full year.

“Our business execution continued to improve as our revenue grew this quarter,” said Jeff Fox, president and CEO of Convergys. “Customer Management revenue increased five percent and demand is increasing for our global solution offerings. In support of continuing program ramps, we are investing in agent training and global infrastructure and expect to see these investments translate into margin improvement later in the year. Based on improving performance in Customer Management, we are raising overall revenue and earnings expectations for 2011.”

Revenue – Second-quarter 2011 revenue was $552 million, compared with $528 million in the same period last year.

Operating Income – Second-quarter 2011 operating income was $38 million, compared with $8 million in the second quarter of 2010. Second-quarter 2011 operating income and EBITDA included a net $5 million insurance reimbursement, and second-quarter 2010 operating income and EBITDA included $18 million restructuring charges and costs of $3 million related to the HR Management business which was sold last year.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – Second-quarter 2011 EBITDA was $72 million, compared with second-quarter 2010 adjusted EBITDA of $67 million. Second-quarter 2011 Customer Management EBITDA was $54 million, compared with $43 million adjusted EBITDA in the same period last year. Second-quarter Information Management EBITDA was $10 million, compared with $14 million in the same period last year. Second-quarter 2011 Corporate and Other EBITDA was $8 million, compared with $10 million adjusted EBITDA in the same period last year.

Net Income – Second-quarter 2011 income from continuing operations was $32 million, or $0.26 per diluted share, compared with $11 million, or $0.09 per diluted share, in the same period last year.

Free Cash Flow – Second-quarter 2011 free cash flow was $48 million, compared with $51 million in the same period last year. Second-quarter 2010 free cash flow included $28 million in HR Management sale-related payments.

Share Repurchase – During the second quarter of 2011, Convergys purchased 1.5 million shares for $20 million, or an average price of $13.14 per share. 1.8 million Convergys shares remained authorized for repurchase at June 30, 2011.

Net Cash (Debt) – Net cash, defined as cash and cash equivalents less long-term debt and debt maturing in one year, was $8 million at the end of the second quarter of 2011, compared with net debt of $17 million at March 31, 2011, and net debt of $36 million at the end of the second quarter of last year.

Second Quarter Segment Performance

Customer Management – Second-quarter 2011 revenue was $470 million, compared with $446 million in the same period last year. Second-quarter 2011 operating income was $37 million, compared with $8 million in the same period last year. Second-quarter 2011 operating income included a net $5 million insurance reimbursement, and second-quarter 2010 operating income included $15 million of restructuring charges. Second-quarter 2011 operating margin was 7.9 percent, compared with 1.8 percent in the same period last year.

Information Management – Second-quarter 2011 revenue was $77 million, compared with $78 million in the same period last year. Second-quarter 2011 operating income was $7 million, compared with $9 million in the same period last year. Second-quarter 2011 operating margin was 8.4 percent, compared with 12.1 percent in the same period last year.

Corporate and Other – Second-quarter 2011 operating loss of $6 million primarily reflects long-term incentive compensation costs, compared with second-quarter 2010 operating loss of $10 million from long-term incentive compensation, HR Management–related costs and restructuring charges.

2011 Business Outlook

Convergys revised expectations for the full year 2011 are now:

•	Customer Management 2011 revenue to exceed $1.875 billion;

•	Information Management 2011 revenue of $0.33 billion to $0.34 billion;

•	GAAP EPS of $2.30 to $2.43;

•	Non-GAAP EPS of $0.92 to $1.05;

•	EBITDA of $539 million to $559 million;

•	Adjusted EBITDA of $275 million to $295 million;

•	Free cash flow to exceed net income in 2011, excluding the Cellular Partnership sale impacts.

Reconciliation tables of prior to revised 2011 guidance are attached.

Forward-Looking Statements Disclosure and “Safe Harbor” Note:

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward-looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance,” “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our inability to protect personally identifiable data against unauthorized access or unintended release; (iv) our inability to maintain and upgrade our technology and network equipment in a timely manner; (v) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; and (vi) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com

Non-GAAP Financial Measures:

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

Management uses free cash flow and adjusted free cash flow, excluding the second-quarter 2010 HR Management sale-related payments, to assess the financial performance of the company. Convergys’ management believes that free cash flow and adjusted free cash flow are useful to investors because they relate the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow and adjusted free cash flow facilitate management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock, and to repay the company’s debt obligations. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above.

Management uses operating income, net income and earnings per share data excluding the second-quarter 2010 restructuring and HR Management related costs to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the `performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation:

Convergys will hold its Second Quarter Financial Results webcast presentation at 8:30 A.M., Eastern Daylight Time, Tuesday, August 2. It will feature President and CEO Jeff Fox and CFO Earl Shanks. The webcast presentation will take place live and will then be available for replay at this link—http://tinyurl.com/3em55v2 The replay will be available through August 31.

About Convergys

Convergys Corporation (NYSE: CVG) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients.

For more than 30 years, our unique combination of domain expertise, operational excellence, and innovative technologies has delivered process improvement and actionable business insight to marquee clients all over the world.

Convergys has approximately 70,000 employees in 68 customer contact centers and other facilities in the United States, Canada, Latin America, Europe, the Middle East, Africa, and Asia, and our global headquarters in Cincinnati, Ohio. For more information, visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

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Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

John Pratt, Public/Media Relations

+1 513 723 3333 or john.pratt@convergys.com

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended Jun 30,		%	For the Six Months Ended Jun 30,		%
(In millions except per share amounts)	2011	2010	Change	2011	2010	Change

Revenues	$551.6	$528.2	4	1,096.2	1,074.2	2

Costs and Expenses:
Cost of Providing Services and Products Sold	346.4	319.4	8	685.1	641.4	7
Selling, General and Administrative	130.6	141.0	(7)	262.4	299.6	(12)
Research and Development Costs	13.0	14.1	(8)	26.5	29.2	(9)
Depreciation	21.1	25.7	(18)	42.3	51.3	(18)
Amortization	2.4	2.6	(8)	4.8	5.2	(8)
Restructuring Charges	—	17.6	(100)	—	17.6	(100)

Total Costs and Expenses	513.5	520.4	(1)	1,021.1	1,044.3	(2)

Operating Income	38.1	7.8	NM	75.1	29.9	NM

Earnings from Cellular Partnerships, net	10.0	11.7	(15)	20.2	25.0	(19)
Other Income (Expense), net	0.2	(1.7)	NM	7.8	6.6	18
Interest Expense	(4.3)	(5.4)	(20)	(8.9)	(11.1)	(20)

Income Before Income Taxes and Discontinued Operations	44.0	12.4	NM	94.2	50.4	87

Income Tax Expense	12.3	1.2	NM	27.6	13.6	NM

Income from Continuing Operations, net of tax	31.7	11.2	NM	66.6	36.8	81
Income from Discontinued Operations, net of tax	—	16.2	NM	—	25.9	(100)

Net Income	$31.7	$27.4	16	66.6	62.7	6

Basic Earnings Per Common Share
Continuing Operations	$0.26	$0.09	NM	$0.55	$0.30	84
Discontinued Operations	$—	$0.13	NM	$—	$0.21	(100)

Net Basic Earnings Per Common Share	$0.26	$0.22	19	$0.55	$0.51	8

Diluted Earnings Per Common Share
Continuing Operations	$0.26	$0.09	NM	$0.53	$0.29	83
Discontinued Operations	$—	$0.13	NM	$—	$0.21	(100)

Net Diluted Earnings Per Common Share	$0.26	$0.22	18	$0.53	$0.50	7

Weighted Average Common Shares Outstanding
Basic	120.7	123.9		121.4	123.6
Diluted	124.1	126.0		124.8	126.0

Market Price Per Share
High	$14.63	$13.78		$15.00	$13.78
Low	$12.27	$9.76		$12.27	$9.76
Close	$13.64	$9.81		$13.64	$9.81

CONVERGYS CORPORATION

Segment Revenues and Operating Income

(Unaudited)

	For the Three Months			For the Six Months
(In millions)	Ended Jun 30,		%	Ended Jun 30,		%
	2011	2010	Change	2011	2010	Change

Revenues:
Customer Management	$469.6	$446.1	5	$928.1	$909.7	2
Information Management	77.0	78.0	(1)	156.8	160.4	(2)
Corporate	5.0	4.1	22	11.3	4.1	NM

Revenue	$551.6	$528.2	4	$1,096.2	$1,074.2	2

Operating Income (Loss):
Customer Management	$37.3	$8.0	NM	$69.5	$41.8	66
Information Management	6.5	9.4	(31)	13.7	$16.3	(16)
Corporate and Other
HR Management costs not qualified as Discontinued Operations	—	(2.9)	(100)	—	(9.1)	(100)
CEO transition costs	—	—	NM	—	(6.2)	(100)
Restructuring	—	(2.3)	(100)	—	(2.3)	(100)
Post-retirement benefit curtailment	—	—	NM	1.5	—	NM
Other	(5.7)	(4.4)	30	(9.6)	(10.6)	(9)

	(5.7)	(9.6)	(41)	(8.1)	(28.2)

Operating Income	$38.1	$7.8	NM	$75.1	$29.9	NM

CONVERGYS CORPORATION

Consolidated Balance Sheets

(In millions)	(Unaudited) Jun. 30, 2011	Dec. 31, 2010

Assets

Cash and Cash Equivalents	$181.3	$186.1
Receivables - Net	359.7	371.6
Other Current Assets	139.1	136.0
Current Assets - Held for Sale	11.8	11.8
Property and Equipment - Net	341.5	347.6
Other Assets	1,082.6	1,072.2

Total Assets	$2,116.0	$2,125.3

Liabilities and Shareholders’ Equity

Debt Maturing in One Year	$51.3	$91.0
Other Current Liabilities	357.0	380.2
Other Liabilities	361.5	350.7
Long-Term Debt	121.5	119.3
Common Shareholders’ Equity	1,224.7	1,184.1

Total Liabilities and Shareholders’ Equity	$2,116.0	$2,125.3

CONVERGYS CORPORATION

Summarized Statements of Cash Flows

(Unaudited)

	For the Three Months				For the Six Months
	Ended Jun 30,				Ended Jun 30,
(In millions)	2011		2010		2011		2010

Net cash provided by operating activities	$67.2		$63.7		102.0		112.2

Net cash (used in) provided by investing activities	(19.6	) (a)	63.8	(a)	(27.3	) (b)	46.2 (b)

Net cash used in financing activities	(32.6)		(106.2)		(79.5)		(360.4)

Net increase (decrease) in cash	$15.0		$21.3		($4.8)		($202.0)

(a)	Includes $19.6 and $12.9 of capital expenditures, net of proceeds for disposals, for the three months ended June 30, 2011 and 2010, respectively.
(b)	Includes $37.3 and $27.5 of capital expenditures, net of proceeds for disposals, for the six months ended June 30, 2011 and 2010, respectively.

CONVERGYS CORPORATION

Customer Management - Operating Segment Data

(Unaudited)

	For the Three Months			For the Six Months
	Ended Jun 30,		%	Ended Jun 30,		%
(In millions)	2011	2010	Change	2011	2010	Change

Revenues:
Communications	$276.2	$246.7	12	$543.8	$515.5	5
Technology	45.6	35.6	28	87.5	73.1	20
Financial Services	54.9	59.2	(7)	109.5	123.4	(11)
Other	92.9	104.6	(11)	187.3	197.7	(5)

Total Customer Management Revenues	469.6	446.1	5	928.1	909.7	2

Costs and Expenses:
Cost of Providing Services and Products Sold	301.8	276.6	9	593.3	554.5	7
Selling, General and Administrative	110.4	122.2	(10)	224.5	249.9	(10)
Research and Development Costs	3.6	4.7	(23)	7.5	10.2	(26)
Depreciation	14.7	17.4	(16)	29.6	34.2	(13)
Amortization	1.8	1.9	(5)	3.7	3.8	(3)
Restructuring Charges	—	15.3	(100)	—	15.3	(100)

Total Costs and Expenses	432.3	438.1	(1)	858.6	867.9	(1)

Operating Income as reported under U.S. GAAP	$37.3	$8.0	NM	$69.5	$41.8	66

Restructuring charges	—	15.3		—	15.3

Adjusted operating income (a non-GAAP measure)	$37.3	$23.3	60	$69.5	$57.1	22

Depreciation	14.7	17.4		29.6	34.2
Amortization	1.8	1.9		3.7	3.8

Adjusted EBITDA (a non-GAAP measure)	$53.8	$42.6	26	$102.8	$95.1	8

Operating Margin	7.9%	1.8%		7.5%	4.6%

Adjusted Operating Margin (a non-GAAP measure)	7.9%	5.2%		7.5%	6.3%

Adjusted EBITDA Margin (a non-GAAP measure)	11.5%	9.5%		11.1%	10.5%

Second quarter 2010 results include $15.3 of restructuring charges, including $8.5 of severance related charges and $6.8 of facility related charges to align costs to future revenue growth. The Company uses Customer Management operating income excluding the restructuring charges to assess the current operational performance of the business for the year and to have a basis to compare results to prior and future periods. The charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of the non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measure, operating income excluding the charges, and the GAAP measure, operating income, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond those described above.

The Company presents the non-GAAP financial measure Adjusted EBITDA because management uses this measure to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measure Adjusted EBITDA. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measure, Adjusted EBITDA, and the GAAP measure, operating income, in evaluation of the segment’s underlying performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Information Management - Operating Segment Data

(Unaudited)

	For the Three Months			For the Six Months
	Ended Jun 30,		%	Ended Jun 30,		%
(In millions)	2011	2010	Change	2011	2010	Change

Revenues:
Data Processing	$11.3	$16.0	(29)	$25.1	$33.2	(24)
Professional and Consulting	34.2	30.5	12	64.1	60.8	5
License and Other	31.5	31.5	0	67.6	66.4	2

Total Information Management Revenues	77.0	78.0	(1)	156.8	160.4	(2)

Costs and Expenses:
Cost of Providing Services and Products Sold	41.1	39.7	4	83.4	83.9	(1)
Selling, General and Administrative	16.2	15.2	7	33.3	32.3	3
Research and Development Costs	9.4	9.3	1	19.0	18.9	1
Depreciation	3.2	3.7	(14)	6.3	7.6	(17)
Amortization	0.6	0.7	(14)	1.1	1.4	(21)

Total Costs and Expenses	70.5	68.6	3	143.1	144.1	(1)

Operating Income as reported under U.S. GAAP	$6.5	$9.4	(31)	$13.7	$16.3	(16)

Depreciation	3.2	3.7		6.3	7.6
Amortization	0.6	0.7		1.1	1.4

EBITDA (a non-GAAP measure)	$10.3	$13.8		$21.1	$25.3

Operating Margin	8.4%	12.1%		8.7%	10.2%

EBITDA Margin (a non-GAAP measure)	13.4%	17.7%		13.5%	15.8%

The Company presents the non-GAAP financial measure EBITDA because management uses this measure to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measure EBITDA. EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measure, EBITDA, and the GAAP measure, operating income, in evaluation of the segment’s underlying performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months		For the Six Months
	Ended Jun 30,		Ended Jun 30,
(In millions)	2011	2010	2011	2010

Net cash provided by operating activities	$67.2	$63.7	$102.0	$112.2

Capital expenditures, net	(19.6)	(12.9)	(37.3)	(27.5)

Free cash flow (a non-GAAP measure)	$47.6	$50.8	$64.7	$84.7

Payments made to settle obligations of HR Management in connection with and upon completion of the sale of the business	—	28.2	—	28.2

Adjusted free cash flow (a non-GAAP measure)	$47.6	$79.0	$64.7	$112.9

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ Management believes that adjusted free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow facilitate Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months		For the Six Months
	Ended Jun 30,		Ended Jun 30,
(In millions)	2011	2010	2011	2010

Income from Continuing Operations, net of tax	$31.7	$11.2	$66.6	$36.8

Depreciation and Amortization	23.5	28.3	47.1	56.5
Interest expense	4.3	5.4	8.9	11.1
Income tax expense	12.3	1.2	27.6	13.6

EBITDA	71.8	46.1	150.2	118.0

Restructuring	—	17.6	—	17.6
Gain on sale of F&A line of business	—	—	(7.0)	—
CEO transition costs	—	—	—	6.2
HR Management costs not qualifying as Discontinued Operations	—	2.9	—	9.1
Non-operating reserve reduction	—	—	—	(13.0)

Adjusted EBITDA (a non-GAAP measure)	$71.8	$66.6	$143.2	$137.9

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses both the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	For the Three Months		For the Six Months
	Ended Jun 30,		Ended Jun 30,
	2011	2010	2011	2010

Operating income as reported under U.S. GAAP	$38.1	$7.8	$75.1	$29.9

Restructuring (a)		17.6		17.6
CEO transition costs (b)	—	—	—	6.2
HR Management costs not qualifying as Discontinued Operations (c)	—	2.9	—	9.1

Total charges	—	20.5	—	32.9

Adjusted operating income (a non-GAAP measure)	$38.1	$28.3	$75.1	$62.8

Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$44.0	$12.4	$94.2	$50.4

Total operating charges from above	—	20.5	—	32.9
Loss (gain) on sale of F&A line of business (d)	—	—	(7.0)	—
Non-operating reserve reduction (e)	—	—	—	(13.0)

Total charges	—	20.5	(7.0)	19.9

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$44.0	$32.9	$87.2	$70.3

Income tax expense as reported under U.S. GAAP	$12.3	$1.2	$27.6	$13.6

Tax impact of total charges above	—	7.9	(2.7)	6.3

Adjusted income tax expense (a non-GAAP measure)	$12.3	$9.1	$24.9	$19.9

Income from continuing operations, net of tax, as reported under U.S. GAAP	$31.7	$11.2	$66.6	$36.8

Total charges from above, net of tax	—	12.6	(4.3)	13.6

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$31.7	$23.8	$62.3	$50.4

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.26	$0.09	$0.53	$0.29

Impact of net charges included in continuing operations, net of tax	—	0.10	(0.03)	0.11

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.26	$0.19	$0.50	$0.40

(a)	Second quarter 2010 results include $17.6 of restructuring charges to streamline operations across the businesses, including $15.3 within the Customer Management segment to align costs to future revenue and $2.3 within Corporate and Other largely to reduce headcount.
(b)	On February 10, 2010, the Company announced the termination of David F. Dougherty’s role as President and Chief Executive Officer of the Company and the appointment of Jeffrey H. Fox to these roles. The Company recognized expense of $6.2 during the first quarter of 2010 related to this transition.
(c)	In March 2010, the Company signed a definitive agreement to sell the HR Management business. The sale was substantially completed in June 2010. Although the results of operations met the criteria for presentation as discontinued operations and therefore are presented on this basis for all periods presented, certain costs previously allocated to the HR Management segment do not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company classified $2.9 and $9.1 of these costs which previously would have been presented within the HR Management segment within continuing operations for the three and six months ended June 30, 2010, respectively.
(d)	In the first quarter of 2011, the Company completed the sale of the Finance and Accounting outsourcing line of business for approximately $10, resulting in a pre-tax gain of $7.0 and an after tax of $4.3.
(e)	In the first quarter of 2010, a reduction in a previously established non-operating reserve resulted in a positive impact to earnings of $13.0.

Management uses operating income excluding the CEO transition and HR Management related costs and net income and earnings per share data excluding those operating costs and the impact of the gain on the sale of the Finance and Accounting outsourcing line of business and the reduction of the non-operating reserve to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of Revenue Guidance to Raised Revenue Guidance

(In Billions)

			Information Management
	Customer Management		Low		High
Prior 2011 Revenue Guidance	>$	1.840	>$	0.340	>$	0.340
Net Revenue Increase		0.035	>$	(0.010)		$—

Raised 2011 Revenue Guidance	>$	1.875		$0.330		$0.340

•	Reflects improved performance in Customer Management and continued stabilization of total revenue in Information Management.

Reconciliation of EPS and EBITDA Guidance to Raised EPS and EBITDA Guidance and Raised Non-GAAP

EPS and Adjusted EBITDA Guidance

(In Millions Except Per Share Amounts)

	EPS Range		EBITDA Range
	Low	High	Low	High
Prior 2011 EPS and EBITDA Guidance	$1.00	$1.15	$295	$325
Cellular Partnerships Earnings	(0.16)	(0.16)	(30)	(30)
Estimated Gain on sale of Cell Partnerships	1.38	1.38	264	264
Raising Range	0.08	0.06	10	—

Raised 2011 EPS and EBITDA guidance	$2.30	$2.43	$539	$559

Gain on sale of Cell Partnerships	(1.38)	(1.38)	(264)	(264)

Raised 2011 Non-GAAP EPS and Adjusted EBITDA guidance	$0.92	$1.05	$275	$295

•	Adjusted to reflect the improving overall performance of the business and the Cellular Partnerships sale impact, which will substantially increase Convergys full-year GAAP EPS and EBITDA:

•	Estimated gain on sale of $1.38 EPS and $264 EBITDA will be reported in the third quarter;

•	Equity earnings of approximately $0.16 EPS and $30 EBITDA is being removed from guidance;

•	Adding $0.08 to the low end and $0.06 to the high end of the non-GAAP EPS guidance range; adding $10 to the low end of the adjusted EBITDA guidance range.

•	Note that Convergys’ prior guidance did not include the Cellular Partnerships sale gain and included the Cellular Partnerships earnings for the full year.